Exhibit 10.2

SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (“Agreement”) is made as of September 19, 2019, by and between IDEAL POWER INC., a Delaware corporation (“Sublandlord”), and CE+T Energy Solutions, Inc., a Delaware corporation (“Subtenant”).

RECITALS:

A.            Pursuant to that certain Lease Agreement dated March 24, 2014, as amended by that certain Amendment No. 1 to Lease dated April 17, 2018 (collectively, “Prime Lease”), by and between AGELLAN COMMERCIAL REIT U.S. L.P., a Delaware limited partnership (“Landlord”), as landlord, and Sublandlord, as tenant, Sublandlord leases certain office and laboratory space designated as Suite 100 in the building located at 4120 Freidrich Lane, Austin, Texas 78744 (“Building”), the same being approximately 14,782 rentable square feet of space more particularly illustrated on Exhibit “A” attached hereto and hereby made a part hereof (the “Premises”); and

B.            Subject to the terms and conditions of this Agreement, Sublandlord wishes to sublease the portion of the Premises illustrated on Exhibit “A” attached hereto and hereby made a part hereof (the “Subleased Premises”) to Subtenant, and Subtenant wishes to sublease the Subleaesed Premises from Sublandlord.

NOW, THEREFORE, for and in consideration of the premises, the rents reserved hereunder, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

AGREEMENT:

1.            Subleased Premises. Sublandlord hereby subleases the Subleased Premises to Subtenant, and Subtenant hereby subleases the Subleased Premises from the Sublandlord, subject to the terms and conditions of this Agreement. The attachment of floor plans of the Subleased Premises or any portions thereof as exhibits to this Agreement does not constitute a representation or warranty by Sublandlord that said floor plans are exact or correct, and Sublandlord makes no representations or warranties with respect to the accuracy of the layout, square footage or dimensions of the Subleased Premises, or any portion thereof, as shown on said floor plans. Notwithstanding anything to the contrary herein, (a) Sublandlord will have the right to continue to occupy and use the remainder of the Premises which is not part of the Subleased Premises (the “Retained Space”) and (b) Subtenant will share in common with Sublandlord that portion of the Premises identified as a common area for Sublandlord and Subtenant (the “Common Area”), each as illustrated on Exhibit “A” attached hereto and hereby made a part hereof.

2.            Term of Sublease. The term of this Agreement (“Term”) shall commence on the date last signed below, and shall expire on May 31, 2021 (the “Term”), unless sooner terminated in accordance with the terms of this Agreement or the Prime Lease. Sublandlord shall not be liable to Subtenant or any other party for any delay or failure to vacate the Premises, or any failure of the Landlord to deliver its approval in accordance with Section 11 of the Prime Lease.

3.             Prime Lease.

a.                   Subtenant acknowledges that it has reviewed and is familiar with all of the terms, covenants and conditions of the Prime Lease, a true and correct copy of which is attached hereto as Exhibit “B” and hereby made a part hereof. All of the terms, covenants and conditions of the Prime Lease are incorporated herein and made a part hereof as if fully set forth herein. Subtenant assumes and agrees to perform, observe, and comply with all of the terms, covenants and conditions on Sublandlord’s part to be performed, observed and complied with under the Prime Lease, as “Tenant” thereunder, except with respect to the Retained Space. As between Sublandlord and Subtenant, in the event of a conflict between the terms of the Prime Lease and the terms of this Agreement, the terms of this Agreement will control.

b.                   This Agreement is expressly made subject to and subordinate to all of the terms, covenants and conditions of the Prime Lease and to all mortgages, deeds of trust, deeds to secure debt, leases and other documents to which the Prime Lease is or may hereafter become subject or subordinate. This subsection (b) shall be self-operative. Subtenant shall, within ten (10) days after request from Sublandlord, execute and deliver to Sublandlord such certificates and other instruments as Sublandlord may reasonably request to confirm such subordination.

c.                   Nothing contained in this Agreement shall be construed to create privity of estate or of contract between Subtenant and Landlord. Subtenant shall in no case have any rights in respect of the Subleased Premises and Common Area greater than Sublandlord’s rights under the Prime Lease as it relates to the Subleased Premises and Common Area.

d.                   Subtenant agrees that Sublandlord shall not be required to perform any of the covenants and obligations of Landlord under the Prime Lease. This is a sublease and Landlord shall continue to be obligated to perform the obligations of Landlord under the Prime Lease. In no event shall Sublandlord be liable for the non-performance of any obligation of the Landlord under the Prime Lease. Subtenant understands that the supplying of heat, light, water, air conditioning, electricity and other utilities, janitorial, cleaning and window washing, the provision of any other services, the construction or replacement of any improvements, and building maintenance and repair are the obligations of Landlord and that Sublandlord has no control with respect to the same, shall have no responsibility in connection therewith, and shall not be liable in any way with respect to the failure of or interference with any of such services or facilities. Sublandlord, at Subtenant’s sole cost and expense, shall send such notices to (but shall not be obligated to file suit against) Landlord as Subtenant may reasonably require to secure Landlord’s performance under the Prime Lease; provided, however, Sublandlord shall not be required to send any notice that Sublandlord reasonably determines would expose Sublandlord to any cost or liability. If, however, Sublandlord shall at Subtenant’s direction commence any proceeding or take any other action to enforce the obligations of Landlord insofar as such obligations relate to the Subleased Premises or Common Area, or if Subtenant takes any such action pursuant to this Section or if Subtenant delivers or receives any notice or communication under this Agreement, Subtenant agrees to indemnify, defend (with legal counsel acceptable to Sublandlord), and hold harmless Sublandlord from and against any liabilities, costs or expenses (including reasonable attorneys’ fees) which Sublandlord may incur in connection therewith or by reason thereof.

4.             Occupancy.

a.                   Subtenant shall use and occupy the Subleased Premises solely for general office and laboratory purposes. Subtenant covenants that it shall operate and conduct its business in the Subleased Premises and Common Area in a manner that will not interfere with Sublandlord’s use of the Retained Space and Common Area.

b.                   Subtenant covenants that it will occupy the Subleased Premises and Common Area in accordance with the terms of the Prime Lease and will not take any action or allow any of its employees, agents or contractors to take any action that would create a default by Sublandlord under any provision of the Prime Lease, or any of the Rules and Regulations (as defined in the Prime Lease) from time to time applicable to the Premises, or render Sublandlord liable for any loss, cost, damage or liability in connection with any provision of the Prime Lease. Subtenant further covenants and agrees to indemnify, defend and hold Sublandlord harmless from and against any loss, cost (including, but not limited to, any legal expenses, fees and costs incurred by counsel selected by Sublandlord), expense, lien, claim or liability arising out of, by reason of, or resulting from, Subtenant’s failure to perform or observe any of the terms and conditions of the Prime Lease. Any other provision in this Agreement to the contrary notwithstanding, Subtenant shall pay to Sublandlord as additional rent hereunder any and all sums which Sublandlord may be required to pay the Landlord arising out of, by reason of, or resulting from Subtenant’s failure to perform or observe one of more of the terms and conditions of the Prime Lease.

c.                   If any Default or Event of Default described in the Prime Lease shall occur, including, but not limited to, Section 18 of the Prime Lease, as a result of an act or omission of Subtenant (but specifically excluding any acts or omissions of Sublandlord with respect to the Retained Space), or if Subtenant shall default in the payment of rent or additional rent hereunder or in the performance or observance of any of the terms, covenants and conditions of this Agreement or of the Prime Lease on the part of Subtenant to be performed or observed beyond all applicable notice and cure periods, Sublandlord shall be entitled to exercise any and all remedies available at law or in equity and/or any or all of the rights and remedies reserved by Landlord in the Prime Lease, including but not limited to those rights and remedies provided by Section 19 of the Prime Lease, which Sections are hereby incorporated herein by reference as if fully set forth herein and as if Sublandlord were the “Landlord” and Subtenant were the “Tenant.”

d.                   If Subtenant shall default in the performance of any of its obligations hereunder beyond all applicable notice and cure periods, Sublandlord at its option may perform such obligations and, if necessary, enter the Subleased Premises for such purpose. Subtenant shall pay to Sublandlord, upon demand, the amount of all costs and expenses reasonably incurred by Sublandlord in the performance of any such obligations. Any action taken by Sublandlord pursuant to this Section shall not constitute a waiver of any of Sublandlord’s other rights and remedies hereunder.

5.             Rent; Security Deposit.

a.                   Subtenant shall pay to Sublandlord (or at the direction of Sublandlord and Landlord provided to Subtenant in writing, Subtenant shall pay directly to Landlord) all Rent and other sums that become due and payable under the Prime Lease with respect to the Subleased Premises. Subtenant will be allocated seventy-five percent (75%) of all Base Rent, Operating Costs and Additional Rent due and payable under the Prime Lease, which regular installments monthly installments of rent shall be paid on or before two (2) business days prior to the date such Rent is due and payable under the Prime Lease.

b.                   Subtenant will be solely responsible for the cost of any maintenance or repair costs related to the Subleased Premises, and will be allocated seventy-five percent (75%) of any such costs incurred in the Common Area; provided, however, Subtenant shall be responsible for the entirety of any maintenance or repair costs arising from the negligence or misconduct of Subtenant, its employees or guests in the Common Area. Subtenant will be allocated seventy-five percent (75%) of any additional charges of the Premises, including, without limitation, those charges listed on Exhibit “C” attached hereto. All exceptions to the seventy-five (75%) allocation of additional charges are also listed on Exhibit “C”. All such Rent or additional charges, as applicable, shall be due and payable upon the earlier of (i) two (2) business days prior to the date such Rent is due and payable under the Prime Lease, or (ii) within ten (10) days following written demand from Sublandlord.

c.                   Subtenant shall also pay to Sublandlord, upon ten (10) days prior written notice, as additional rent all other additional rent and charges payable by Sublandlord to Landlord under the terms of the Prime Lease by reason of the acts or omissions of Subtenant or relating to the Subleased Premises and Common Area (but specifically excluding the Retained Space).

d.                   All rent shall be payable without demand, and without deduction, offset, counterclaim or setoff in immediately available United States funds. The obligation to pay rent shall be independent of Sublandlord’s obligations hereunder and shall survive the termination of this Sublease. If the term commences on a day other than the first day of a calendar month, rent for such fractional monthly period shall be prorated. All rent shall be paid at the office of Sublandlord or at such other place as Sublandlord may designate.

e.                   One (1) business day following the date the Sublandlord and Subtenant fully execute this Agreement, Subtenant shall deposit with Sublandlord a security deposit equal to the sum of $13,440.00, which is equal to 75% of the security deposit previously provided to the Landlord by the Sublandlord. If Subtenant defaults hereunder, then Sublandlord may, without prejudice to Sublandlord’s other remedies, apply part or all of the Security Deposit to cure Subtenant’s default. If Sublandlord so uses part or all of the Security Deposit, Subtenant shall, within ten (10) days after written demand, pay Sublandlord the amount necessary to restore the Security Deposit to its original amount. Sublandlord shall not be required to pay any interest on said Security Deposit, and Sublandlord may commingle the Security Deposit with other funds. If Sublandlord assigns its interest in the Prime Lease, the Security Deposit shall be transferred to the transferee and Sublandlord shall be relieved of any further liability in relation to the Security Deposit. Upon the termination of this Agreement, Sublandlord may use the Security Deposit to cure any defaults of Subtenant or to reimburse Sublandlord for expenses of repairing, restoring or cleaning the Subleased Premises. In the event all or any portion of the Security Deposit remains after paying for such items, the remaining amount shall be returned to Subtenant.

6.             Insurance; Waivers.

a.                   During the term of this Agreement, Subtenant shall maintain commercial general liability insurance, physical damage insurance, comprehensive automobile insurance, builders all risk insurance, and all other insurance Landlord and Sublandlord may reasonably require, all in accordance with the terms, conditions and provisions of the Prime Lease. Subtenant shall name Sublandlord (and such other entities as are required by Landlord and of which Subtenant has received prior notice) as an additional insured on each such insurance policy and shall provide Sublandlord with certificates of insurance certifying said coverage prior to taking possession of the Subleased Premises, all in accordance with the insurance provision of the Prime Lease.

b.                   Whether the loss or damage is due to the negligence of either Sublandlord or Subtenant, their agents or employees, or any other cause, Sublandlord and Subtenant do each hereby release and relieve the other, their agents, and their employees from responsibility for, and waive their entire claim of recovery for, any loss or damage to the real or personal property of either located anywhere in the Building, to the extent that such loss or damage arises out of or is incident to the occurrence of any of the perils which are actually covered by their respective insurance policies in effect at such time or which were required to be in effect at such time by the terms of this Agreement. Each party shall use efforts to cause its insurance carriers to consent to the foregoing waiver of rights of subrogation against the other party. Notwithstanding the foregoing, no such release shall be effective unless the aforesaid insurance policy or policies shall expressly permit such a release or contain a waiver of the carrier’s right to be subrogated. In the event that any insurance carrier denies its consent to the foregoing waiver of rights of subrogation, the affected party shall promptly advise the other party hereto.

7.             Late Payments; Security Deposit. Other remedies for nonpayment of rent notwithstanding, if rent hereunder is not received by Sublandlord within five (5) days the date the same is due, a late payment charge of five percent (5%) of such past due amount shall become due and payable in addition to such amounts owed under this Agreement to compensate Sublandlord for the additional overhead and administrative costs incurred as a result thereof. Sublandlord and Subtenant agree that such late charge is intended to compensate Sublandlord for additional administrative charges and other damages incurred by Sublandlord on account of such late payment and not as a penalty. Sublandlord and Subtenant agree that the actual damages to be suffered by Sublandlord in such event shall be difficult, if not impossible to ascertain, and that such late charge is a reasonable estimate of such charges and damages.

8.             Sublandlord’s Improvements. Subtenant acknowledges and agrees that it is leasing the Subleased Premises on an “AS-IS, WHERE IS” basis, without any representations or warranties of any kind. However, no furniture or personal property belonging to Sublandlord shall be included in the property leased to Subtenant. Subtenant shall not make any alterations, modifications or improvements to the Subleased Premises or Common Area without Sublandlord’s written consent. All alterations, decorations, installations, additions or improvements in or to the Subleased Premises or Common Area shall be made in a good, workmanlike and lien-free manner at Subtenant’s sole cost and expense and shall comply with all of the terms and conditions of the Prime Lease. At the request of Sublandlord, any such alterations, decorations, installations, additions or improvements made by Subtenant shall be removed by the Subtenant upon the termination of this Agreement, and Subtenant shall restore the Subleased Premises to its condition at the time possession thereof was delivered to Subtenant, ordinary wear and tear excepted, at Subtenant’s cost and expense. Subtenant, at Subtenant’s sole cost and expense, shall cause the Subleased Premises to be in the condition required under the Prime Lease when returned to Sublandlord at the expiration or earlier termination of the Agreement.

9.             Maintenance; Casualty or Eminent Domain.

a.                   During the Term and at Subtenant’s sole cost, Subtenant shall keep and maintain the Premises and any fixtures, facilities and equipment contained thereon, in good condition and repair and otherwise in compliance with this Agreement, the Prime Lease and all applicable laws, ordinances, codes, rules and regulations.

b.                   The effect of a partial or total destruction of the Premises by fire or other casualty and the effect of taking all or any part of the Premises for any public or quasi-public use by virtue of the exercise of the power of eminent domain, or by private purchase in lieu thereof, shall be subject to and governed by Section 13 of the Prime Lease, respectively. If the Prime Lease would require Sublandlord to perform any repairs or restoration, Subtenant (and not Sublandlord) shall be responsible for all such repairs and restoration to the Premises. Without limiting the generality of the foregoing, in the event that the Prime Lease is terminated pursuant to either of said sections, this Agreement shall terminate contemporaneously therewith. As between Sublandlord and Landlord, nothing herein releases any of Sublandlord’s obligations to Landlord to perform any restoration that may be Sublandlord’s obligation to perform under the Prime Lease. However, as between Sublandlord and Subtenant, Subtenant acknowledges that Subtenant shall be responsible for performing those obligations, if any.

10.           No Assignment or Subletting. Subtenant, for itself, its successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this Agreement, nor sublet, nor suffer or permit the Subleased Premises or any part thereof to be used by others, without the prior written consent of Sublandlord and the Landlord in each instance. If this Agreement is assigned, or if the Subleased Premises or any part thereof is sublet or occupied by any person, firm or corporation other than Subtenant, with the consent of Sublandlord and the Landlord, Sublandlord may, after default by Subtenant, collect rent from the assignee, subtenant or occupant and apply the net amount collected to the rent and additional rent, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Subtenant from the future performance by it of the covenants on the part of it herein contained. The consent by Sublandlord and the Landlord to an assignment or a subletting shall not in any way be construed to relieve Subtenant from obtaining the express consent in writing of Sublandlord to any further assignment or subletting. If Sublandlord is required to pay Landlord any sum in connection with any requested consent, subtenant shall be responsible for paying such sum on behalf of Sublandlord. Nothing in this Section shall be deemed to limit any of the restrictions set forth in Section 15 of the Prime Lease, but shall be deemed to be restrictions in addition to those set forth in the Prime Lease.

11.           Sublandlord. The term “Sublandlord” as used in this Agreement means only the tenant under the Prime Lease at the time in question, so that if the Prime Lease shall be assigned, such assignor shall be thereupon released and discharged from all covenants, conditions and agreements of Sublandlord hereunder, but such covenants, conditions and agreements shall be binding upon each successor assignee until thereafter assigned.

12.           Indemnity. Subtenant shall indemnify, defend (with legal counsel acceptable to Sublandlord), and hold harmless Sublandlord, its direct and indirect subsidiaries and affiliates and its respective officers, directors, shareholders and employees (individually and collectively, “Sublandlord Indemnitee”) against and save them harmless from and against all claims, losses, costs, damages, expenses and liabilities, including, without limitation, reasonable attorneys’ fees and disbursements, which Sublandlord Indemnitee may incur or pay out (including, without limitation, to Landlord) by reason of (i) any accidents, damages or injuries to persons or property occurring by reason of or directly related to Subtenant’s (or Subtenant’s officers’, partners’, employees’, agents’, customers’ and/or invitees’) use or occupancy of the Subleased Premises or Common Area, and occurring in, on or about the Subleased Premises, Common Area or the Building (except to the extent the same shall have been caused by Sublandlord’s gross negligence or maliciously wrongful act), (ii) any default hereunder on Subtenant’s part, (iii) any work done by Subtenant after the date hereof in or to the Subleased Premises or Common Area, except if done by Sublandlord, (iv) any negligent or willful act or omission on the part of Subtenant and/or its officers, partners, employees, agents, customers and/or invitees, or any person claiming through or under Subtenant, either prior to, during or after the term of this Agreement, (v) actions taken by Sublandlord at Subtenant’s request pursuant to Section 3, or (vi) any holding over by Subtenant in the Subleased Premises or Common Area beyond the expiration or sooner termination of this Agreement, including any such liability with respect to the entire Prime Lease arising out of such holding over by Subtenant. Such obligation shall not be construed to negate, abridge or otherwise reduce any other right or obligation of indemnity that would otherwise exist as to Subtenant and the indemnification obligations under this Section and shall not be limited in any way by restriction on the amount or type of damages, compensation or benefits payable by or for Subtenant under any worker’s compensation acts, disability benefit acts or other employee benefit acts. Subject to the waiver of subrogation provisions of this Agreement, if any action or proceeding shall be brought against Sublandlord Indemnitee by reason of any such claim as to which Subtenant is obligated to indemnify Sublandlord, Subtenant, upon notice from Sublandlord Indemnitee at Subtenant’s expense, shall resist and defend such action or proceeding and employ counsel satisfactory to Sublandlord Indemnitee in Sublandlord Indemnitee’s reasonable discretion. Notwithstanding the foregoing, Sublandlord Indemnitee may retain its own attorneys to participate or assist in defending any claim, action or proceeding involving potential liability of $1,000,000 or more, and Subtenant shall pay the reasonable fees and disbursements of such attorney. Subtenant shall pay to Sublandlord within thirty (30) business days after demand all sums which may be owing to Sublandlord by reason of this Section. Subtenant’s obligations under this Section shall survive the expiration of this Agreement. Sublandlord shall indemnify, defend (with legal counsel selected by Subtenant), and hold harmless Subtenant from and against all losses, costs, damages, expenses and liabilities, including, without limitation, reasonable attorneys’ fees and disbursements, which Subtenant may incur or pay out (including, without limitation, to Landlord) by reason of any breach or default hereunder or under the Prime Lease on Sublandlord’s part.

13.           Broker’s Commission. Subtenant represents to Sublandlord that Subtenant has not dealt with any brokers, finders or other parties who may claim a commission in connection with this Agreement. Sublandlord agrees to indemnify Subtenant and hold Subtenant harmless from and against the claims of any broker or agent claiming to have dealt with Sublandlord. Subtenant agrees to indemnify Sublandlord and hold Sublandlord harmless from and against any and all claims of any broker or agent claiming to have dealt with Subtenant.

14.           Conditions to Agreement of Sublease. This Agreement is expressly contingent upon the consent of the Landlord to the transaction contemplated hereby.

15.           Notices.

a.                   Any and all notices which are or may be required to be given pursuant to the terms of this Agreement shall be in writing and shall be sent by registered or certified mail, return receipt requested, or hand delivered to the parties hereto at the respective addresses set forth below and shall be effective upon receipt of hand delivery or upon mailing if sent by registered or certified mail.

Sublandlord:	Ideal Power Inc.
Attention: Chief Financial Officer
4120 Freidrich Lane, Suite 100
Austin, TX 78744

Subtenant:	CE+T Energy Solutions, Inc.
Attention: Mario Barbaresso
4120 Freidrich Lane, Suite 100
Austin, TX 78744

b.                   Sublandlord and Subtenant agree to promptly furnish the other any notices or demands that either receives relating to the Prime Lease. Either party shall be entitled to change such address on written notice to the other.

c.                   The time limits provided in the Prime Lease for the giving of notices, making demands, performance of any act, condition or covenant, or the exercise of any right, remedy or option, are changed, for the purposes of determining the deadlines for Subtenant and Sublandlord to perform their obligations under this Agreement that are incorporated into this Agreement from the Prime Lease, by lengthening or shortening the same in each instance by one-half, but in any event at least three (3) days, as appropriate, so that notices may be given, demands made, or any act, condition or covenant performed, or any right, remedy or option hereunder exercised, by Sublandlord or Subtenant, as the case may be, within the time limit relating thereto contained in the Prime Lease and, if notice is required, measured from the earlier of the date on which notice is given to Subtenant by any of Sublandlord or Landlord. Subtenant and Sublandlord shall promptly deliver to each other copies of all material notices, requests or demands which relate to the Subleased Premises or the use or occupancy thereof promptly after receipt of same from Landlord.

16.           Binding Effect. The covenants, conditions and agreements contained herein shall be binding upon and inure to the benefit of Sublandlord and Subtenant and their respective successors and assigns, as permitted hereby.

17.           Governing Law. This Agreement is entered into in the State of Texas, and its validity and interpretation shall be constructed in accordance with the laws of that state.

18.           Waiver of Breach. Failure of Sublandlord to declare an event of default or default hereunder immediately upon its occurrence, or delay in taking any action in connection with such a default or event of default, shall not constitute a waiver of such a default or event of default, but Sublandlord shall have the right to declare the default or event of default at any time and take such action as authorized by law or under this Agreement. Acceptance by Sublandlord of any rent after it has become due, or acceptance of less than the full amount due, shall not constitute or be construed as a waiver of any of Sublandlord’s rights and remedies hereunder, nor excuse any delay or partial payment upon any subsequent occasion.

19.           No Estate. This Agreement shall create the relationship of landlord and tenant only between Sublandlord and Subtenant and no estate shall pass out of Sublandlord. Subtenant shall have only usufruct, not subject to levy and sale and not assignable in full or in part by Subtenant except as provided herein.

20.           Holding Over. If Subtenant remains in possession after expiration or termination of the term of this Agreement, with or without Sublandlord’s or Landlord’s written consent, Subtenant shall become a tenant-at-sufferance, and there shall be no renewal of this Agreement by operation of law. During the period of such holding over, all provisions of this Agreement shall be and remain in effect except that the monthly rental due hereunder shall be equal to 125% of all amounts owed by Sublandlord to the Landlord under the Prime Lease on account of such holding over, including without limitation any damages claimed by the Landlord or any other party. The inclusion of the preceding sentence in this Agreement shall not be construed as Sublandlord’s consent to Subtenant holding over. Nothing in this Section shall be deemed to limit any of the restrictions set forth in Section 22 of the Prime Lease, but shall be deemed to be restrictions in addition to those set forth in the Prime Lease.

21.           Time of Essence. Time is of the essence in this Agreement.

22.           Miscellaneous. Subtenant shall pay and be liable for all rental, sales and use taxes, and other similar taxes, if any, levied or imposed by any city, state, county or other governmental authority. Such payments shall be paid concurrently with the payment of rental or other sum due hereunder upon which the tax is based. The content of each and every exhibit which is referenced in this Agreement is incorporated into this Agreement as fully as if set forth in the body of this Agreement. This Agreement contains the entire agreement of the parties hereto as to the Subleased Premises and Common Area, and no representations, inducements, promises or agreements, oral or otherwise, between the parties, not embodied herein, shall be of any force or effect. If any term, covenant or condition of this Agreement or the application thereof to any person, entity or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant or condition to persons, entities or circumstances other than those which or to which used may be held invalid or unenforceable, shall not be affected thereby, and each term, covenant or condition of this Agreement shall be valid and enforceable to the fullest extent permitted by law. The circulation of one or more drafts of this Agreement shall not constitute a reservation of the Subleased Premises or an offer to lease the Subleased Premises to Subtenant. Neither party shall be bound hereunder until such time as both parties have signed this Sublease.

[signature page to follow]

IN WITNESS WHEREOF, Sublandlord and Subtenant have caused this Agreement to be executed by their duly authorized officers and have caused their corporate seals to be affixed all as of the day and year first written above.

SUBLANDLORD:		SUBTENANT:

IDEAL POWER INC., a Delaware corporation		CE+T ENERGY SOLUTIONS, INC., a Delaware corporation

By:	/s/ Lon E. Bell	By:	/s/ Mario Barbaresso
Name:	Lon E. Bell	Name:	Mario Barbaresso
Title:	CEO / President	Title:	CEO / President

Exhibit & Schedule List

Exhibit “A” – Illustration of Premises, Subleased Premises and Common Area

Exhibit “B” – Copy of Prime Lease, as Amended

Exhibit “C” – Additional Charges

Exhibit A

[attached]

Exhibit B

[attached]

Exhibit C – Additional Charges

•	Utilities – electricity and gas
•	Phone and internet
•	Shredding service
•	Water cooler service
•	Pest control
•	Cleaning
•	Bathroom and breakroom supplies
•	Trash and recycling
•	Security monitoring
•	HVAC
•	Miscellaneous repairs / purchases for Common Areas

Exceptions to seventy-five percent (75%) allocation include the following:

•	Copier leases will be charged at fifty percent (50%) of actual cost

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